Exhibit 10.1.5

2004 STOCK OPTION PLAN

OF

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

(As Amended and Restated)

     1. Purpose. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors, employees, consultants and independent contractors who are employed by, or perform services for, the Corporation and its Subsidiaries and upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such directors, employees, consultants and independent contractors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel, directors and other service providers.

     2. Definitions. When used in this Plan, unless the context otherwise requires:

     a. “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted at any time.

     b. “Chairman of the Board” shall mean the person who at the time shall be Chairman of the Board of Directors.

     c. “Committee” shall mean the Committee hereinafter described in Section 3.

     d. “Corporation” shall mean Specialty Underwriters’ Alliance, Inc.

     e. “Fair Market Value” on a specified date shall mean the closing price at which one Share is traded on the stock exchange, if any, on which Shares are primarily traded, or the last sale price or average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation.

     f. “Options” shall mean the stock options granted pursuant to this Plan.

     g. “Plan” shall mean this 2004 Stock Option Plan of Specialty Underwriters’ Alliance, Inc. as adopted by the Board of Directors and approved by the shareholders of the Corporation as of April 27, 2004, and as amended and restated as of September 14, 2004 (which amendment and restatement was approved by the Board of Directors and the shareholders of the Corporation as of such date), as such Plan from time to time may further be amended.

     h. “Share” shall mean a share of common stock of the Corporation.

     i. “Subsidiary” shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

     3. Committee. The Plan shall be administered by the Board of Directors; provided, however, that from and after the date on which the Corporation is required to register any class of its equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan shall be administered by a Committee which shall consist of two or more directors of the Corporation, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162 (m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The members of the Committee shall be selected by the Board of Directors. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan. During any period of time in which the Plan is administered by the Board of Directors, all references in the Plan to the Committee shall be deemed to refer to the Board of Directors. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his own willful misfeasance, gross negligence or reckless disregard of his duties. The Corporation hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization of any transaction hereunder.

     4. Participants. The class of persons who are potential recipients of Options granted under this Plan consist of the (i) directors of the Corporation or a Subsidiary, (ii) employees of the Corporation or a Subsidiary, and (iii) consultants and independent contractors used by the Corporation or a Subsidiary, in each case as determined by the Committee in its sole discretion. The directors, employees, consultants and independent contractors to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

     5. Shares and Grants of Options. The Committee may, but shall not be required to, grant, in accordance with this Plan, Options to purchase an aggregate of up to 2,400,000 Shares,

which may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual during any calendar year shall not exceed 500,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, however, that with respect to any Option granted on or after the date on which any class of equity securities issued by the Corporation is required to be registered under Section 12 of the Exchange Act to any person who is a “covered employee” as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

     At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any person who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

     Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

     If any Option shall expire, be cancelled or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be made subject to Options under the Plan.

     Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same employee, director, consultant or independent contractor.

     Notwithstanding any other provision of the Plan to the contrary, each director of the Corporation who is not also an employee of the Corporation shall, automatically and without any action by the Committee, be granted a non-qualified Option on each of the following dates (and shall not be granted any other Options pursuant to the Plan): (i) the first business day following each annual meeting of the shareholders of the Corporation in each year that the Plan is in effect and while such director is a member of the Board of Directors and (ii) with respect to any such director who first becomes a member of the Board of Directors before the first annual meeting of the shareholders of the Corporation, the latest of the date on which such director becomes a member of the Board of Directors, the effective date of the Plan, or the effective date of an initial public offering by the Corporation of Shares as described in Section 13 (subject, in each case, to availability of sufficient Shares under the Plan pursuant to the first paragraph of this Section 5). Each such Option shall entitle the director to purchase 10,000 Shares at a per Share exercise price equal to the Fair Market Value of a Share on the date on which the Option is granted, and shall vest and become exercisable cumulatively at the rate of 33.33% on each of the first three anniversaries of the date of grant, provided that the director is still in the service of the Corporation on the applicable vesting date (subject, however, to acceleration of such vesting pursuant to the acceleration provisions of Section 11 hereof). Each such Option shall have a duration of ten years from the date of grant, subject, however, to earlier termination of exercisability of the Option pursuant to Section 12 hereof in connection with the director’s termination of service with the Corporation.

     An Option shall be evidenced by an agreement executed on behalf of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President of the Corporation, and each person to whom an Option is granted. The agreement for an Option shall be legended to indicate whether or not the Option is an incentive stock option. The form of agreement for an Option which is an incentive stock option and for an Option which is a non-qualified stock option shall be as attached hereto as Annex 1 and Annex 2, respectively, or in such other form as may be determined by the Committee from time to time.

     6. Price. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per share of the Shares to be purchased pursuant to the exercise of an Option which is intended to be an incentive stock option shall not be less than the Fair Market Value of a Share on the day on which the Option is granted.

     7. Duration of Options. The duration of any Option granted under this Plan shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall remain in effect for a period of more than ten years from the date upon which the Option is granted.

     8. Ten Percent Shareholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

     9. Consideration for Options. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may request.

     10. Restrictions on Transferability of Options. Options shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 10. Notwithstanding the foregoing, the Committee may, in its discretion, authorize a transfer of all or a portion of any Option, other than an Option which is intended to qualify as an incentive stock option, by the initial holder to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder (“Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a corporation or partnership in which such Family Members and the initial holder are the only shareholders or partners, or (iv) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Options shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Option shall be subject to such terms and conditions as the Committee shall approve, including that such Option shall continue to be subject to the terms and conditions of the Option and of the Plan as amended from time to time. The events of termination of employment or service under Section 12 shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods specified under Section 12. An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder thereof.

     11. Exercise of Options. Except as otherwise provided herein, or as otherwise determined by the Committee and provided in an applicable Option agreement, or as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, Options, after the grant thereof, shall vest and become exercisable cumulatively at the rate of 33.33% on each of the first three anniversaries of the date of grant, provided that the holder is still in the employ or service of the Corporation or a Subsidiary on the applicable vesting date.

     Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may be exercised in the following circumstances (but in no event after the expiration of the term of the Option): (a) subject to the timing provisions of Section 12 hereof, upon the Disability or the death of the holder, (b) subject to the timing provisions of Section 12 hereof, in the event of a termination of the holder’s employment or service with the Corporation or a Subsidiary by the Corporation other than due to death, Disability or Cause (as defined in Section 12 hereof) upon or within six months following a Change in Control, or (c) upon the occurrence of such special circumstances or event as in the opinion of the Committee merits special consideration. For purposes of this Plan, “Disability” shall mean, with respect to the holder of an Option, the following: (i) if the holder has an employment agreement in effect with the Corporation or a Subsidiary which contains a definition of disability, then the definition of the term “Disability” for purposes of the Plan shall be as defined in such employment agreement, or (ii) if the holder does not have an employment agreement in effect with the Corporation or a Subsidiary which contains a definition of disability, then “Disability” for purposes of the Plan shall be as defined in Section 22(e)(3) of the Internal Revenue Code. For purposes of the Plan, the following shall constitute a “Change in Control”: (i) any person or group of persons acting in concert is or becomes entitled to more than 50% of the combined voting power of the Corporation’s outstanding voting securities (other than any person who is a holder of voting securities before a private equity offering of the capital stock of the Corporation or an initial public offering of Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, in each case in which the proceeds to the Corporation are not less than $200,000,000 before deduction of underwriting commissions, placement agent fees or similar charges and other offering expenses (a “Qualified Equity Offering”)), or (ii) following a Qualified Equity Offering, the consummation of a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in all or substantially all of the holders of the Corporation’s voting securities immediately prior thereto continuing to hold at least 50% of the combined voting power of the outstanding voting securities of the Corporation or of the surviving entity immediately after such merger or consolidation, or (iii) following a Qualified Equity Offering, a complete liquidation of the Corporation or the consummation of the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than any such sale or disposition where all or substantially all of the holders of the Corporation’s voting securities immediately prior thereto continue to hold at least 50% of the combined voting power of the outstanding voting securities of the acquiror or transferee entity immediately after such sale or disposition.

     An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash; by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option; or by such other methods as the Committee may permit from time to time; provided, however, that a holder may not use any Shares to pay the exercise price unless the holder has beneficially owned such Shares for at least six months. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation.

     Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

     12. Termination of Employment or Service. Except as otherwise provided in the holder’s employment agreement, if any, with the Corporation or a Subsidiary, all or any part of any Option, to the extent unexercised, shall terminate immediately (i) in the case of an employee, upon the cessation or termination for any reason of the Option holder’s employment by the Corporation and all Subsidiaries, or (ii) in the case of a director, consultant or independent contractor of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary, upon the holder’s ceasing to serve as a director, consultant or independent contractor of the Corporation or a Subsidiary, except that in either case the Option holder shall have three months following the cessation of his employment with the Corporation and Subsidiaries or his service as a director, consultant or independent contractor of the Corporation or a Subsidiary, as the case may be, and no longer, within which to exercise any unexercised

Option that he could have exercised on the day on which such employment, or service as a director, consultant or independent contractor, terminated (including any portion of an Option as to which the exercisability is accelerated pursuant to Section 11); provided that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service as a director, consultant or independent contractor is due to Disability or to death, the Option holder or the representative of the Estate or the heirs of a deceased Option holder shall have the privilege of exercising the Options which are unexercised at the time of such Disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and within six months of the Option holder’s Disability or death, as the case may be. The Committee may, in its sole discretion, at the time of grant and as set forth in an agreement for an Option, extend the post-termination exercise period under this Section 12 with respect to any Option, but in no event beyond the expiration of the term of such Option. If the employment or service of any Option holder with the Corporation or a Subsidiary shall be terminated for Cause, then, except as otherwise provided in the holder’s employment agreement, if any, with the Corporation or a Subsidiary, all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder’s employment or service with the Corporation and all Subsidiaries, and an Option holder whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries. For purposes of this Plan, “Cause” shall mean, with respect to the holder of an Option, the following: (i) if the holder has an employment agreement in effect with the Corporation or a Subsidiary which contains a definition of cause, then the definition of the term “Cause” for purposes of the Plan shall be as defined in such employment agreement, or (ii) if the holder does not have an employment agreement in effect with the Corporation or a Subsidiary which contains a definition of cause, then “Cause” for purposes of the Plan shall be as determined by the Committee in its sole discretion.

     Nothing contained herein or in the Option certificate shall be construed to confer on any employee or director any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to request the resignation of or discharge any employee, director, consultant or independent contractor (without or with pay), at any time, with or without cause.

     13. Corporation’s Repurchase Rights; Drag Along; and Lock-Up. Upon a proposed sale of any Shares purchased pursuant to the exercise of an Option or following a termination of an Option holder’s (or, in the case of any Option which has been transferred in accordance with Section 10, the initial holder’s) employment or service with the Corporation and its Subsidiaries (a “Repurchase Event”), the Corporation shall have a right of first refusal (if the Repurchase Event is a proposed sale) or a right, but not an obligation (if the Repurchase Event is a termination of employment or service), to purchase all or part of the Shares purchased pursuant to the exercise of the Option (if any) at a repurchase price equal to (i) the proposed sale price if the Repurchase Event is a proposed sale of Shares or (ii) the Fair Market Value of the Shares on the date of the repurchase if the Repurchase Event is the Option holder’s (or initial holder’s) termination of employment or service. The Corporation’s repurchase rights with respect to any

Shares shall not be exercisable until at least six months have elapsed since the date of the issuance of the Shares to the Option holder, but the Shares shall nevertheless be subject to the Corporation’s repurchase rights until such rights expire or terminate as hereinafter provided. The Corporation’s right to repurchase Shares will expire on the later of (i) 90 days from the time the Corporation has received notice from the holder of the later of a Repurchase Event due to a proposed sale or due to termination of employment or service (or, if later, seven months after the Shares were issued to the holder), or (ii) seven months from the time the last Option was exercised by the holder of the Shares; provided, however, that in the case of Shares issued pursuant to the exercise of an Option which is an incentive stock option, the Corporation’s repurchase rights shall expire on the later of 13 months after the Shares were issued to the holder or 25 months after the grant of the Option. Notwithstanding the foregoing, the Corporation’s repurchase rights pursuant to this Section 13 shall terminate upon an initial public offering by the Corporation of Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

     Notwithstanding any other provision of the Plan, if the shareholders owning more than 50% of the Corporation’s Shares (the “Requisite Holders”) approve a sale of the Corporation or substantially all of its assets to a third party in an arm’s-length transaction in which such purchaser is not the Corporation or an affiliate of the Corporation (an “Approved Sale”), whether by way of merger, consolidation, sale of stock or assets, or otherwise, all holders of any Shares issued pursuant to Options shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (i) a merger or consolidation of the Corporation, or a sale of all or substantially all of the Corporation’s assets, each holder of any Shares issued pursuant to an Option shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of the stock of the Corporation, such holders shall agree to sell their Shares on the terms and conditions approved by the Requisite Holders; provided, however, that the obligations under this paragraph shall terminate upon an initial public offering by the Corporation of Shares as described above.

     In connection with the Corporation’s initial public offering, each holder of any Shares issued pursuant to an Option shall agree, upon the request of the principal underwriter managing the initial public offering of the Corporation, not to sell publicly any such Shares without the prior written consent of such underwriter for a period of time (not to exceed 180 days) from the effective date of such registration as the underwriter may specify.

     14. Adjustment of Optioned Shares. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split up, converted, exchanged, reclassified, or in any way substituted for, the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. Any fractional shares or securities payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

     Notwithstanding the foregoing, upon the dissolution or liquidation of the Corporation, or the occurrence of a merger or consolidation in which the Corporation is not the surviving corporation, or in which the Corporation becomes a subsidiary of another corporation or in which the voting securities of the Corporation outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting securities of the Corporation or such surviving entity immediately after such merger or consolidation, or upon a spin-off (including a reverse spin-off) by the Corporation, but only as to the holders of Options who are to be employed immediately after the spin-off by the entity which represents less than 50% of the value of the Corporation immediately prior to the transaction and any holders who will serve as directors of such entity and not of the Corporation, or upon the sale of all or substantially all of the assets of the Corporation, then the following shall apply: (i) if the consideration received by the stockholders of the Corporation in connection with such transaction is solely in the form of cash, then such holder of any vested Option not theretofore exercised shall be entitled to receive from the Corporation, or the acquiror or a successor entity, an amount of cash equal to the excess of (A) the amount of cash which the holder would have been entitled to receive if he had actually owned the Shares subject to the portion of the Option not theretofore exercised but which is then vested, over (B) the aggregate purchase price which would be payable for such Shares upon the exercise of the Option; or (ii) if the consideration received by the stockholders of the Corporation in connection with such transaction is in the form of shares of stock or other securities or property, or part cash and part shares or other securities or property, then the Corporation shall provide, in connection with such transaction, for the assumption of Options theretofore granted, or the substitution for such Options of new options of the acquiror or successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or other securities or property and the per share exercise prices. Any amount payable pursuant to clause (i) shall be paid at the same time as payment of the cash consideration is made to the stockholders of the Corporation in connection with the applicable transaction.

     In the event of any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

     15. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective registration statement under the Securities Act, to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the exercise of an Option, or may issue stop transfer orders in respect thereof.

     16. Income Tax Withholding. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of such Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

     17. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under Options granted pursuant to the Plan or to any individual during any calendar year or change the class of persons to whom Options may be granted shall be subject to the approval of the stockholders of the Corporation within one year of such amendment.

     Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan to the contrary, the Committee shall have the power, in its sole discretion, to determine on an individual basis whether a leave of absence or a change in status from or to employee, director, consultant or independent contractor constitutes a termination of employment or service for purposes of the Plan.

     Where the Plan grants to the Committee, the Board of Directors, the Corporation or a Subsidiary discretion to take certain actions or permit or prohibit certain actions by others, such discretion shall not be limited in any manner, directly or by implication, but may be exercised by the Committee, the Board of Directors, the Corporation or the Subsidiary, as the case may be, as it determines.

     18. Effective Date. This Plan is effective April 27, 2004.

     19. Final Issuance Date. No Option shall be granted under the Plan after April 26, 2014.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be executed by its duly authorized officer on September 14, 2004.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:	/s/ Courtney C. Smith
Courtney C. Smith
President

Annex 1

OPTION AGREEMENT

INCENTIVE STOCK OPTION

(Non-Assignable)

Issued Pursuant to the 2004 Stock
Option Plan of Specialty Underwriters’ Alliance, Inc.

     THIS CERTIFIES that on                                       , 20                   ,                                                          (the “Holder”) was granted an option (“Option”) to purchase at the Option exercise price of $                    per share all or any part of                                        fully paid and non-assessable shares (“Shares”) of the common stock of Specialty Underwriters’ Alliance, Inc. (the “Corporation”), pursuant to the 2004 Stock Option Plan of Specialty Underwriters’ Alliance, Inc. (the “Plan”), upon and subject to the following terms and conditions.

     This Option shall expire on                                       , 20                   .

     This Option may be exercised or surrendered during the Holder’s lifetime only by the Holder. This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution.

     Except as otherwise provided pursuant to the Plan [or as set forth in the Employment Agreement (“Employment Agreement”) dated as of                                        between the Corporation and the Holder], this Option shall vest and become exercisable cumulatively at a rate of 33.33% on each of the first three anniversaries of the date of grant, provided that the Holder is still in the employ or service of the Corporation or a Subsidiary on the applicable vesting date. In no event, however, may the Option be exercised after the Option’s expiration date or after an earlier termination of exercisability of the Option pursuant to [the Employment Agreement or, to the extent not inconsistent with the Employment Agreement,] the Plan in connection with the Holder’s termination of employment or service with the Corporation or its Subsidiaries.

     The Option and this Option agreement are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and a copy of which is attached to this agreement. Capitalized terms not otherwise defined in this agreement shall have the same meanings as defined in the Plan. A determination of the Board of Directors of the Corporation or the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Board of Directors or the Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

     WITNESS the signature of the Corporation’s duly authorized officer as of the date first written above. By countersigning below, the Holder agrees to be bound by all of the terms and conditions of this agreement and of the Plan.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:

Acknowledged and agreed to:

Holder

Annex 2

OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION

Issued Pursuant to the 2004 Stock
Option Plan of Specialty Underwriters’ Alliance, Inc.

     THIS CERTIFIES that on                                       , 20                   ,                                                          (the “Holder”) was granted an option (“Option”) which is not to be treated as an incentive stock option under Section 422 of the Internal Revenue Code, to purchase at the Option exercise price of $                    per share all or any part of                                        fully paid and non-assessable shares (“Shares”) of the common stock of Specialty Underwriters’ Alliance, Inc. (the “Corporation”), pursuant to the 2004 Stock Option Plan of Specialty Underwriters’ Alliance, Inc. (the “Plan”), upon and subject to the following terms and conditions.

     This Option shall expire on                                       , 20                   .

     This Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution or as otherwise provided pursuant to the Plan.

     Except as otherwise provided pursuant to the Plan [or as set forth in the Employment Agreement (“Employment Agreement”) dated as of                     between the Corporation and the Holder], this Option shall vest and become exercisable cumulatively at a rate of 33.33% on each of the first three anniversaries of the date of grant, provided that the Holder is still in the employ or service of the Corporation on the applicable vesting date. In no event, however, may the Option be exercised after the Option’s expiration date or after an earlier termination of exercisability of the Option pursuant to [the Employment Agreement or, to the extent not inconsistent with the Employment Agreement,] the Plan in connection with the Holder’s termination of employment or service with the Corporation or its Subsidiaries.

     The Option and this Option agreement are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and a copy of which is attached to this agreement. Capitalized terms not otherwise defined in this agreement shall have the same meanings as defined in the Plan. A determination of the Board of Directors of the Corporation or the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final. The Board of Directors or the Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

     WITNESS the signature of the Corporation’s duly authorized officer as of the date first written above. By countersigning below, the Holder agrees to be bound by all of the terms and conditions of this agreement and of the Plan.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:

Acknowledged and agreed to:

Holder